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                      Transfer Agency and Service Agreement

                                     Between

                       THE INVESTMENT COMPANIES LISTED ON
                                SCHEDULE A HERETO

                                       and

                          EQUISERVE TRUST COMPANY, N.A.

                                       and

                          EQUISERVE LIMITED PARTNERSHIP

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                                Table of Contents

                                                        Page

1.    Certain Definitions .................................1
2.    Appointment of Agent ................................2
3.    Standard Services ...................................3
4.    Dividend Disbursing Services ........................4
5.    Fees and Expenses ...................................5
6.    Representations and Warranties of Transfer Agent ....6
7.    Representations and Warranties of Customer ..........6
8.    Indemnification .....................................7
9.    Damages .............................................7
10.   Responsibilities of the Transfer Agent ..............8
11.   Covenants of the Customer and Transfer Agent ........8
12.   Confidentiality .....................................9
13.   Termination ........................................10
14.   Assignment .........................................10
15.   Unaffiliated Third Parties .........................10
16.   Miscellaneous ......................................11
16.1  Notices ............................................11
16.2  Successors .........................................11
16.3  Amendments .........................................11
16.4  Severability .......................................11
16.5  Governing Law ......................................12
16.6  Force Majeure ......................................12
16.7  Descriptive Headings ...............................12

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16.8  Third Party Beneficiaries ..........................12
16.9  Survival ...........................................12
16.10 Priorities .........................................12
16.11 Merger of Agreement ................................12
16.12 Counterparts .......................................13

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     AGREEMENT made as of the 1st day of October, 2001, by and between the
Investment Companies listed on Schedule A hereto having their principal office and place of business at 800 Scudders Mill Road, Plainsboro, NJ 08536 (the "Customer"), and EquiServe Limited Partnership, a Delaware limited partnership, and its fully owned subsidiary EquiServe Trust Company, N.A., a federally charted trust company doing business at 150 Royall Street, Canton, Massachusetts 02021 (the "Transfer Agent").

     WHEREAS, the Customer desires to appoint the Transfer Agent as sole transfer agent, registrar, dividend disbursing agent, administrator of dividend reinvestment plans, option plans, and direct stock purchase plans.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Certain Definitions.

          (a) "Account" or "Accounts" shall mean the account of each Shareholder which account shall hold any full or fractional shares of Stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

          (b) "Additional Services" shall mean any and all services which are not Services as set forth in the Fee and Service Schedule, but performed by Transfer Agent upon request of Customer.

          (c) "Agreement" shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

          (d) "Annual Period" shall mean each twelve (12) month period commencing on the Effective Date and, thereafter, on each anniversary of the Effective Date.

          (e) "Closed Account" shall mean an account with a zero share balance, no outstanding funds or no reportable tax information.

          (f) "Dividend Reinvestment Plan" shall mean the services as set forth in Section 4.

          (g)  "Effective Date" shall mean the date first stated above.

          (h) "Fee and Service Schedule" shall mean the fees and services set forth in the "Fee and Service Schedule" attached hereto.

          (i)  "Optional Services" shall mean all services described in Section
               5.

          (j) "Services" shall mean any and all services as further described herein and in the "Fee and Service Schedule" or other schedules attached hereto.

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          (k)  "Share" shall mean Customer's common stock, or shares of beneficial interest par value $.10 per share, authorized by the Customer's Articles of Incorporation or Declaration of Trust, as applicable.

2.   Appointment of Agent.

     2.1 Appointments. The Customer hereby appoints the Transfer Agent to act as sole transfer agent and registrar for all shares in accordance with the terms and conditions hereof, and the Transfer Agent accepts said appointment.

     2.2 Documents. In connection the appointing of Transfer Agent as the transfer agent and registrar for the Customer, the Customer has provided the following documents to the Transfer Agent:

          (a) Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission for initial public offerings;

          (b) Specimens of all forms of outstanding stock certificates, in forms approved by the Board of Directors/Trustees of the Customer, with a certificate of the Secretary of the Customer as to such approval;

          (c) Specimens of the Signatures of the officers of the Customer authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

          (d)  An opinion of counsel for the Customer with respect to:

               (i) The Customer's organization and existence under the laws of its state of organization.

               (ii) The status of all shares of stock of the Customer covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

               (iii)  That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and non assessable.

     2.3 Records. Transfer Agent may adopt as part of its records all lists of holders, records of Customer's stock, books, documents and records which have been employed by any former agent of Customer for the maintenance of the ledgers for such shares, provided such ledger is certified by an officer of Customer or the prior transfer agent to be true, authentic and complete.

     2.4 Shares. Customer shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares or the substitution for such certificate of a certificate without such legend, (ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding shares which are

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exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

     2.5 Customer's Agent. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Customer.

     2.6 Certificates. Customer shall deliver to Transfer Agent an appropriate supply of share certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar, and which shall state that such certificates are only valid after being countersigned and registered.

3.   Standard Services.

     3.1  Services. The Transfer Agent will perform the following services:

     In accordance with the procedures established from time to time by agreement between the Customer and the Transfer Agent, the Transfer Agent shall:

          (a) issue and record the appropriate number of Shares as authorized and hold such shares in the appropriate shareholder ("Shareholder") account;

          (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

          (c) prepare and transmit payments for dividends and distributions declared by the Customer, provided good funds for said dividends or distributions are received by the Transfer Agent prior to the scheduled payable date for said dividends or distributions;

          (d) act as agent for Shareholders pursuant to the dividend reinvestment plan, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party;

          (e) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Customer harmless, absent notice to the Customer and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity. Further, the Transfer Agent may at its sole option accept indemnification from a Customer to issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond; and

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          (f)  issue replacement checks and place stop on original checks based on shareholder's representation that a check was not received or was lost. Such stops and replacement will be deemed to have been made at the request of Customer and Customer shall be responsible for all losses or claims resulting from such replacement.

     3.2 Customary Services. The Transfer Agent shall perform all the customary services of a transfer agent, dividend disbursing agent, agent of dividend reinvestment plan, cash purchase plan and other investment programs as described in Section 3.1 consistent with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in the attached fee and service schedule ("Fee and Service Schedule").

     3.3 Compliance with Laws. The Customer agrees the Transfer Agent is obligated to and the Transfer Agent agrees to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

     3.4 Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law and Section 17Ad-17 of the Exchange Act of 1934 as amended (the "Exchange Act") for lost shareholders. If the Customer is not in compliance with applicable state laws, there will be no charge for the first two years for this service, other than a charge of $3.00 per due diligence notice mailed; provided that after the first two years, the Transfer Agent will charge Customer its then standard fee plus any out-of-pocket expenses.

     3.5 Compliance with Office of Foreign Asset Control ("OFAC") Regulations. The Transfer Agent shall ensure compliance with OFAC laws.

4.   Dividend Disbursing Services.

     4.1 Declaration of Dividends. Upon receipt of a written notice from the President, any Vice President, Assistant Secretary, Treasurer or Assistant Treasurer of Customer declaring the payment of a dividend, Transfer Agent shall disburse such dividend payments provided that in advance of such payment, Customer furnishes Transfer Agent with sufficient funds. The payment of such funds to Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by Customer to confer any rights in such funds on Customer shareholders whether in trust or in contract or otherwise.

     4.2 Stop Payments. Customer hereby authorizes Transfer Agent to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and Transfer Agent shall issue and deliver duplicate checks in replacement thereof, and Customer shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

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     4.3  Tax Withholding. Transfer Agent is hereby authorized to deduct from all dividends declared by Customer and disbursed by Transfer Agent, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

5.   Fees and Expenses.

     5.1 Fee and Service Schedules. Customer agrees to pay Transfer Agent fees for services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, for the initial term of the Agreement.

     5.2 Fees. Providing that the service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be negotiated in good faith by both parties at least 60 days prior to the end of the term of the Fee and Service Schedule. This Agreement shall remain in effect unless terminated in accordance with Section 13.

     5.3 Adjustment. Notwithstanding Section 5.1 above, fees, and the out-of-pocket expenses and advances identified under Section 5.4 below, may be changed from time to time as agreed upon in writing between the Transfer Agent and the Customer.

     5.4 Out-of-Pocket Expenses. In addition to the fees paid under Section 5.1 above, the Customer agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. Out-of-pocket expenses may include the costs to transfer agent of administrative expenses. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Customer, will be reimbursed by the Customer.

     5.5. Conversion Funds. Conversion funding required by any out of proof condition caused by a prior agents' services shall be advanced to Transfer Agent prior to the commencement of services.

     5.6 Invoices. The Customer agrees to pay all fees and reimbursable expenses upon receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Customer may only withhold that portion of the fee or expense subject to the good faith dispute. The Customer shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Customer is disputing any amounts in good faith. If the Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Customer. The Customer shall settle such disputed amounts within a mutually agreed upon timeframe on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

     5.7 Taxes. Customer shall pay all sales or use taxes in lieu thereof with respect to the Services (if applicable) provided by Transfer Agent under this Agreement.

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     5.8  Late Payments. The failure by Customer to pay an invoice within 90 days after receipt of such invoice or the failure by the Customer to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 13.4(a) below. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customer with 30 days to cure such breach.

     5.9 Services Required by Legislation. Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and fees for these services will be communicated in writing prior to the service.

     5.10 Bank Accounts. The Customer acknowledges that the Transfer Agent may receive float benefits and/or investment earnings in connection with maintaining certain bank accounts required to provide services under this Agreement (e.g. dividend disbursing accounts).

6.   Representations and Warranties of Transfer Agent.

     6.1 Governance. EquiServe Trust Company, N.A., is a federally chartered limited purpose national bank duly organized under the laws of the United States and EquiServe Limited Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware and they have full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Transfer Agent has been duly authorized by all necessary corporate action and constitutes the legal valid and binding obligation of Transfer Agent enforceable against Transfer Agent in accordance with its terms.

     6.2 Compliance. The execution, delivery and performance of the Agreement by Transfer Agent will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance, or governmental rule or regulation to which Transfer Agent is subject, (ii) any judgement, order, writ, injunction, decree or award of any court, arbitrator or governmental or governmental or regulatory official, body or authority which is applicable to EquiServe, (iii) the incorporation documents or by-laws of, or any material agreement to which Transfer Agent is a party.

     6.3 Facilities. The Transfer Agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

7.   Representations and Warranties of Customer.

     The Customer represents and warrants to the Transfer Agent that:

     7.1 Organizations. It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland or the Commonwealth of Massachusetts;

     7.2 Governance. It is empowered under applicable laws and by its Articles of Incorporation or Declaration of Trust and By-Laws to enter into and perform this Agreement.

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All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

     7.3 Securities Act of 1933. A registration statement under the Securities Act of 1933, as amended (the "1933 Act") has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of the Customer being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

8.   Indemnification.

     The Customer covenants and agrees to indemnify and to hold the Transfer Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or satisfied by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Transfer Agent pursuant to this Agreement; provided, that such covenant and agreement does not extend to, and the Transfer Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Transfer Agent as a result of, or arising out of, its negligence, bad faith, or willful misconduct. Promptly after the receipt by the Transfer Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Transfer Agent shall, if a claim in respect thereof is to be made against the Customer, notify the Customer thereof in writing. The Customer shall be entitled to participate at its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding. For the purposes of this Section, the term "expense or loss" means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Transfer Agent, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, preceding or investigation.

     8.1 Standard of Care. The Transfer Agent shall at all times act in good faith and with reasonable care, and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

9.   Damages.

     NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES Of ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISION OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

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10.  Responsibilities of the Transfer Agent.

     The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Customer, by its acceptance hereof, shall be bound:

     10.1 Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Customer and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     10.2 The Customer agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

     10.3 Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customer or acquire a pecuniary interest in any transaction in which the Customer may be interested, or contract with or lend money to the Customer or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customer or for any other legal entity.

     10.4 No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

11.  Covenants of the Customer and Transfer Agent.

     11.1 Customer Corporate Authority. The Customer has already furnished, to the Transfer Agent the following:

           (a) A copy of the Articles of Incorporation and By-Laws of the Customer;

           (b) Copies of all material amendments to its Articles of Incorporation or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

           (c) A certificate of the Customer as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

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     11.2  Transfer Agent Facilities. The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Customer for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

     11.3 Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Customer and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Customer on and in accordance with its request.

     11.4 Confidentiality. The Transfer Agent and the Customer agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     11.5 Non-Solicitation of Transfer Agent Employees. Customer shall not attempt to hire or assist with the hiring of an employee of EquiServe or affiliated companies or encourage any employee to terminate their relationship with EquiServe or its affiliated companies.

     11.6 Notification. Customer shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend or similar event which may affect the Shares, and any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors' rights. Notwithstanding any other provision of the Agreement to the contrary, Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors' rights unless Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services. Further, Customer may not assume the Agreement after the filing of a bankruptcy petition without transfer agents written consent.

12.  Confidentiality.

     12.1 Covenant. The Transfer Agent and the Customer agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Customer, used or gained by the Transfer Agent or the Customer during performance under this Agreement. The Customer and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Customer and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Customer agent for purposes of providing services under this Agreement.

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     12.2  Request for Records. In the event that any requests or demands are made for the inspection of the Shareholder records of the Customer, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), the Transfer Agent will endeavor to notify the Customer and to secure instructions from an authorized officer of the Customer as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

     12.3 Gramm-Leach Bliley Act. Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act to the extent they are applicable to it and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement and consistent with such other party's privacy notice to its customers, or as otherwise permitted by Regulation S-P or the Act.

13.  Termination.

     13.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

     Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and charge the equivalent to the average of three (3) month's fees. Payment of such expenses or costs shall be in accordance with Section 5.6 of this agreement.

14.  Assignment

     14.1 Affiliates. The Transfer Agent may, upon written consent to and from the Customer, assign its right and obligations hereunto to any affiliated and registered transfer agent under Section 17(A)(c)(2) of the Securities and Exchange Act.

     14.2 Sub-contractors. Transfer Agent may, without further consent on the part of Customer, subcontract with DST Output; provided, however, that the Transfer Agent shall be fully responsible to the Customer for the acts and omissions of any subcontractor as it is for its own acts and omissions. Transfer Agent will obtain consent from Customer for utilizing any other subcontractors not listed.

15.  Unaffiliated Third Parties.

     Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and

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telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16.  Miscellaneous.

     16.1  Notices.

     Any notice or communication by the Transfer Agent or the Customer to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

           If to the Customer:

           Merrill Lynch Asset Management
           800 Scudders Mill Road
           Plainsboro, NJ 08536
           Telecopy No.: (609) 282-7231
           Attn: Donald Burke

           If to the Transfer Agent:

           State Street Bank And Trust Company
           c/o EquiServe Limited Partnership
           150 Royall Street
           Canton, MA 02021
           Telecopy No.: (781) 575-2549
           Attn:  President

     The Transfer Agent and the Customer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

     16.2  Successors.

     All the covenants and provisions of this agreement by or for the benefit of the Customer or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     16.3  Amendments.

     This Agreement may be amended or modified by a written amendment executed by both parties hereto and authorized or approved by a resolution of the Board of Directors of the customer.

     16.4  Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of

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the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     16.5  Governing Law.

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without reference to the conflict of laws provisions of the Commonwealth of Massachusetts.

     16.6  Force Majeure.

     Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

     16.7  Descriptive Headings.

     Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     16.8  Third Party Beneficiaries.

     The provisions of this Agreement are intended to benefit only the Transfer Agent, the Customer and their respective permitted successors and assigns. No right shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

     16.9  Survival.

     All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

     16.10 Priorities.

     In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

     16.11 Merger of Agreement.

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     16.12 Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

                                    Merrill Lynch Investment Managers

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------




                                       OR

EquiServe Trust Company, N.A.               EquiServe Limited Partnership

By:                                       By:
   ---------------------------               ----------------------------------
Name:                                     Name:
     -------------------------                 --------------------------------
Title:                                    Title:
      ------------------------                  -------------------------------

                                   Schedule A

                Corporate High Yield Fund, Inc. (Par Value $0.10)
              Corporate High Yield Fund II, Inc. (Par Value $0.10) Corporate High Yield Fund III, Inc. (Par Value $0.10)
              Corporate High Yield Fund IV, Inc. (Per Value $0.10)
               Corporate High Yield Fund V, Inc. (Par Value $0.10)
                    MuniEnhanced Fund, Inc. (Par Value $0.10)
                    MuniInsured Fund, Inc, (Par Value $0.10)
              MuniHoldings Insured Fund II, Inc. (Par Value $0.10)
          MuniHoldings Michigan Insured Fund II, Inc. (Par Value $0.10)
          MuniYield California Insured Fund II, Inc. (Par Value $0.10)
                 MuniYield Insured Fund, Inc. (Par Value $0.10)
              MuniYield Pennsylvania Insured Fund (Par Value $0.10)
                 MuniYield Quality Fund, Inc. (Par Value $0.10)
             The S & P Protected Equity Fund, Inc. (Par Value $0.10)